Exhibit 99.1

Safe Harbor Statement The forward-looking statements contained in this presentation are su Although the Company believes the expectations refl based on reasonable assumptions, there can be no assurance that t Factors which could cause the Company's actual results, performanc the results, performance, or achievements expressed or implied by su "Item 1A. Risk Factors" and "Forward-Looking Statements" in our an reports on Form 10-Q and described from time to time in the Com statements are not guarantees of performance. For forward-lookin protection of the safe harbor for forward-looking statements contain Act of1995. The Company assumes no obligation to update or supple untrue because of subsequent events. UseofNon-G P Financial This presentation contains certain non-GAAP financial measures. T their use, and reconciliations to the most directly comparable GAAP as well as the Non-GAAP Financial Measures section under the capti Financial Condition and Results of Operations" (or similar captions) i K, and described from time to time in the Company's filings with the S uncertainties.

Introduction to CubeSmart $7. M Adjusted4 31 November 2018 Investor Presentation 1. As of September 30,2018 2. Market value of common equity and book value of debt as of September 30,2018 115% 5-year Growth in FFO per Share, as inside CubeSmart: It's what's t 41 November 2018 Investor Presentation

Sophisticated Operating Platfo Integrated strategy to maximize customer acqui Customer Value Revenu Proprietary systems and process achieve the ultimate Cust Strategic investments in people, t customer needs and exceed e sl November 2018 Investor Presentation

Sophisticated Operating Platform Refined Customer Acquisition Integrated approach across all channels drives c Maximize value from each customer through an appealing value proposition Deliver an unparalleled experience to encourage retention and advocacy 61 November 2018 Investor Presentation

Sophisticated Operating Platform Long-Term RevenueMaximiza Multi-faceted approach to dynamically manage s Demand Forecast/Revenue Optimization Price optimization requires consideration of a multi-dimensional demand landscape & ever-changing capacity constraints Attract the greatest share of potential demand Maximizing the efficiency of our available space through dynamic inventory management, prioritization, & cube conversions to create optimalcube availability Cube Mix & Inventory Management Deliver an unparaLLeled experience to encourage retention and advocacy 71 November 2018 Investor Presentation

• • • • • •

Sophisticated Operating Platform Understanding the Needs of O Striving to fulfill our mission of simplifying our cu Attract the greatest share of potential demand Enterprising Downsizing M Single M Erik Dave "Our business "We lived in our "At th our m were t family home for woman, safety isn't big enough Maximize value from each customer through an appealing value proposition for a warehouse, 34 years, and so but we have did my full last th definitely workshop, my wante have t navigate long, outgrown the wife's lamp dark hallways home office. We collection, and throug need a place everything in to get things between. where we can open access our Moving to a storag supplies without house without a for us, a hassle." basement was squar in rec incredibly stressful. We at Cub needed the and be experts at knew CubeSmart to were b help us solve home relaxi our spa.c. e puzzle. 91 November 2018 Investor Presentation by myself. I need bright lights, areas, and above all, I need to feel safe." is criticalto me. I don't want to "As a single Sonia

Sophisticated Operating Platform Award-Winning Service Cultur Attract the greatest share of potential demand Maximize value from each customer through an appealing value proposition 10 INovember 2018 Investor Presentation

Sophisticated Operating Platform Third-Party Owners Continuall Owners repeatedly trust their investments to the 11 I November 2018 Investor Presentation 1. As of September 30, 2018 investments Third-Party Managed Properties 700 600 500 400 300 200 1 00 0 2009 201020 112012 2013 2014 201 5 2016 2017 20181

ƒ ƒ ƒ ƒ ƒ ƒ ƒ 1. As of September 30, 2018

High-Quality Portfolio National Platform with a Focus Our top markets are major metro areas which 12 131 November 2018 Investor Presentation 1. 3rd Quarter 2018 2.Property Counts as of September 30, 2018

High-Quality Portfolio Industry-Leading Portfolio Enhancing a high-quality portfolio with a focus o I 1 REIT Exposure to Top 25 MSAs Storage 100% 180 160 140 120 100 80 60 40 20 L_ 75% 80% 70% 61% 55% 60% 41% 40% 20% L:_ CUBE PSA EXR LSI NSA Continued focus on enhancing our presence demographics and attractiv Since 2010, 82% of acquisitions were in to developments and acquisitions at C/0 141 November 2018 Investor Presentation 1. Source: Bank of America Merrill Lynch Research Repo 2.Source: Evercore lSI Research Report dated March 16,

ƒ ƒ ƒ ƒ ƒ ƒ 1. Source: US Census Bureau, 2018 Self Storage Almanac, Internal Market Research 2. Source: New York City Department of City Planning

High-Quality Portfolio Enhancing thePortfolio with N Adding value through the development of purpos $69.4M Total Brooklyn, NY FortWorth, TX Grapevine, TX $40.8M Total $ o.-Chicago, IL (2) ·-0 - .......... Delray Beach, FL :::::s( _). C"C'C u <( 161 November 2018 Investor Presentation 1. Openings per year as of September 30,2018

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Disciplined Capital Allocation Extensive Access to Capital Access to the full spectrum of capital sources to Demonstrated an ability to access a variety of sources of capital, raising over $3.2 billion since 2010 100 .0% Equity • Raised $1.3 billion in net proceeds • Unsecured Senior Notes Five unsecured note issuances since 2012 $1.15 billion of notes issued • Bank Term Loans & Credit Facility $500 million revolving line of credit $300 million of bank term loans 2 • Teamed with partners to acquire $885 •Sec million of properties in joint ventures CUBE equity contribution of $144 million 181 November 2018 Investor Presentation 1. As of September 30, 2018 90.0% 80.0% 70 .0% 60.0% 50 .0% 40.0% 30.0% 20.0% 1 0.0% 0 .0% • • • • JointVentures • • • Common

1 1,2 3 1. 2. 3. Source: Company Filings, as of December 31 of each stated year Calculated as annual EBITDA / Interest Expense As of September 30, 2018

1 1. Dividends declared in each calendar year 2. Calculated as full year 2017 dividends declared / FFO per share as adjusted

Current Self-storage Operating Environmen continues to be an attractive sector 21 INovember 2018 Investor Presentation

Current Operating Environment Generating Outsized Results Sophisticated platform maximizes performance 221 November 2018 Investor Presentation Source: CUBE, EXR, PSA,& LSI Company Filings

Current Operating Environment Recent Highlights Executing on strategic objectives $167.4 million in acquisitions2 $91.5 million in ne development openin NOI Revenue Expenses NOIMargin +3.7% +3.3% +2.4% 71.2% 148 new third-part management contrac $220.5 million in 231 November 2018 Investor Presentation 1. Financial Data from January 1,2018 through September 30, 2018 2.Activity closed from January 1, 2018 through date of 3rd quarter 2018 earnings press release October 25, 2018.

inside CubeSmart: It's what's t 241 November 2018 Investor Presentation

1. 2. 3. Performance as reported for the same-store pool as it was constituted at the end of the respective year Year-ending values as detailed in Company's supplemental packages Calculated as ending common share price / funds from operations per share, as adjusted. Please refer to CubeSmart’s public filings for a detailed explanation of FFO and how it reconciles to a GAAP measure Calculated as annual common distributions per share / funds from operations per share, as adjusted Calculated as annual dividend per share / ending common share price 4. 5.

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